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                                                                    Exhibit 10.5

                            NON-COMPETITION AGREEMENT

         Pursuant to a Purchase Agreement executed on June 1, 1997 (the "Purchase Agreement"), ExecuStay, Inc., a Maryland corporation ("Purchaser"), agreed to purchase the Business (as defined in the Purchase Agreement) of Prom Management Group, Inc., a California corporation doing business as Maxim Property Management and Prom X, Inc., a California corporation doing business as The Corporate Living Network (collectively referred to herein as "Seller") relating to certain properties managed by Seller in the Northern California area. As a material inducement to the Purchaser to enter into the Purchase Agreement, Seller agreed to enter into this Non-Competition Agreement pursuant to which certain restrictions are to be placed on Seller's ability to compete with the Business of Purchaser (as defined in Section 6, below). This covenant not to compete is given in partial consideration of Purchaser's purchase pursuant to the Purchase Agreement of the Business of Seller.

         NOW, THEREFORE, in consideration of the mutual promises of the parties each to the other made in the Purchase Agreement and for other good and valuable consideration acknowledged by each party to have been received from the other, Seller and Purchaser agree to certain restrictive covenants as follows:

                  1. NON-COMPETITION. Seller agrees that it shall not, at any time for a period of eight (8) years after the execution date of this Agreement (the "Restricted Period"), anywhere in Northern California enter into the Business of Purchaser. Said agreement not to compete shall not prevent Seller from renting to other corporate housing providers at properties not shown on Schedule 1.1 to the Purchase Agreement, at a property as to which Purchaser has lost the right of exclusivity granted to Purchaser by Seller pursuant to the Purchase Agreement or at a property fee managed by Seller and not owned by Seller, or from renting to Corporate Apartment Rentals no more than thirty (30) units at Park Place.

                  2. NON-SOLICITATION. Seller agrees that it shall not, during the Restricted Period (i) solicit, obtain, service, directly or indirectly, or accept, whether or not solicited by Seller, any business relating to corporate housing services provided by Purchaser from any person or entity known to Seller to be a client, customer, or account of Purchaser or Purchaser's affiliated entities, Executive Furniture Center, Inc. and Executive Amenities, Inc. (the "Affiliates") or (ii) knowingly assist any other person, firm, association, partnership, corporation, or other business to solicit, obtain or service any such business from any person or entity known to Seller to be a client, customer, or account of Purchaser or Affiliates. Said agreement not to solicit shall not prevent Seller from renting to other corporate housing providers at
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         properties not shown on Schedule 1.1 to the Purchase Agreement, at a property as to which Purchaser has lost the right of exclusivity granted to Purchaser by Seller pursuant to the Purchase Agreement or at a property fee managed by Seller and not owned by Seller, or from renting to Corporate Apartment Rentals no more than thirty (30) units at Park Place.

                  3. NON-SOLICITATION OF EMPLOYEES. Except for Deanna Seguban, Seller agrees that it shall not, during the Restrictive Period, directly or indirectly, induce, cause, persuade, or attempt to do any act or thing which would cause or induce any representative or employee of Purchaser or Affiliates known to Seller to be such representative or employee to terminate his/her representation of or employment with Purchaser or Affiliates or to violate the terms of any agreement between said representative or employee and Purchaser or Affiliates.

                  4. CONFIDENTIAL INFORMATION. Seller recognizes that it may occupy a position of trust with respect to information regarding the Business of Purchaser of a secret or confidential nature which is the property of Purchaser and which has been or will be used by or imparted to Seller from time to time ("Confidential Information"). As used herein, "Confidential Information" shall mean information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in businesses similar to that conducted or contemplated by Purchaser or Affiliates and which relates to any one or more of the aspects of the present or past Business of Purchaser or Affiliates, including, but not limited to, patents and patent applications, inventions and improvements, whether patentable or not, business development projects, products, product designs and materials for products, internal business policies, processes, techniques, know-how, advertising plans, financial matters, customer and customer lists, leases, and sub-leases. Seller agrees that it shall not, so long as such Confidential Information remains secret or confidential, use or disclose, directly or indirectly, to any person outside of Purchaser any of such Confidential Information without the prior written consent of Purchaser.

                  5. REASONABLENESS OF RESTRICTION. Seller acknowledges that the covenants and restrictions contained in this Agreement are reasonable as to the time and geographic scope to which Seller's activities are to be restricted. Further, Seller understands said restrictions and agrees to be fully bound with respect thereto. In addition, Seller represents that it has and will be adequately compensated for providing such restrictive covenants, that Purchaser has paid additional consideration for such restrictive covenants pursuant to the Purchase Agreement, and that such limitations on Seller's activities for the time and the areas designated shall not prevent Seller from engaging in any other businesses during the Restricted Period.

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                  6. BUSINESS OF PURCHASER. For purposes of this Agreement, the term "Business of Purchaser" shall mean the business of providing temporary corporate housing through leasing and sub-leasing commercial rental properties and residential rental properties, appropriately furnishing said properties and providing all amenities with respect thereto, including utilities, household goods, health and entertainment facilities and the like.

                  7. REMEDIES FOR BREACH OF COVENANT. In the event of a threatened breach by Seller of any of the provisions of this Agreement, it is agreed that Purchaser shall be entitled to injunctive and other equitable relief, in whole or in part and from time to time, as more fully described in Section 8 below. In the event of a breach by Seller of any of the provisions of this Agreement, Purchaser shall be entitled to (a) injunctive and other equitable relief, in whole or in part and from time to time, as more fully described in Section 8 below, (b) have the Restricted Period extended to allow Purchaser an uninterrupted period equal to the full Restricted Period without violation by Seller and (c) seek actual damages. The parties hereto acknowledge and stipulate that it is impossible to determine with any reasonable accuracy the amount of prospective damages to Purchaser upon breach of any covenant contained in this Agreement, and that the remedies set forth herein are reasonable based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

                  8. INJUNCTIVE RELIEF. Seller acknowledges that remedies at law for any breach or threatened breach of the provisions of this instrument will be inadequate and, accordingly, that Purchaser shall, in addition to all other available remedies (including, without limitation, seeking such monetary damages as can be shown to have been sustained by reason of such breach), be entitled to injunctive or other equitable relief without being required to post bond or other security of any character, and without having to prove or otherwise establish the inadequacy of available remedies at law for the breach or threatened breach hereof by Seller. Seller further agrees that it shall not plead or otherwise defend any claim of breach or threatened breach thereof on grounds of adequate remedy at law in an action by Purchaser against Seller for injunctive relief or for specific performance of any of Seller's obligations pursuant to this Agreement. Such remedies and those remedies set forth in Section 7 shall be cumulative and nonexclusive and shall be in addition to any other remedy to which Purchaser is entitled.

                  9. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the

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         application of the laws of any jurisdiction other than the State of
         Maryland. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of California.

                  10. ATTORNEY'S FEES. In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to reimbursement from the other party for its reasonable disbursements incurred in connection therewith, including its reasonable attorney fees incurred in connection therewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 2nd day of June, 1997.

                                             EXECUSTAY, INC., a Maryland
                                             corporation

                                             By:  /s/ Gary R. Abrahams
                                                  ------------------------------
                                                  Gary R. Abrahams
                                                  President

                                             PROM MANAGEMENT GROUP,
                                             INC., a California corporation dba
                                             Maxim Property Management

                                             By:  /s/ Vicki R. Mullins
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                                                  Vicki R. Mullins
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                             PROM X, INC., a California
                                             corporation dba The Corporate
                                             Living Network

                                             By:  /s/ Vicki R. Mullins
                                                  ------------------------------
                                                  Vicki R. Mullins
                                                  Assistant Secretary

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